EXHIBIT 99.1

news release

Chevron Announces Agreement to Acquire Renewable Energy Group

•	Expected to build strength and accelerate growth across renewable fuels value chain
•	Projected to be accretive to earnings and free cash flow
•	Cynthia (CJ) Warner, REG CEO, expected to join Chevron Board of Directors

SAN RAMON, Calif. & AMES, Iowa, Feb. 28, 2022 — Chevron Corporation (NYSE: CVX) and Renewable Energy Group, Inc. (NASDAQ: REGI) (“REG”) announced today a definitive agreement under which Chevron will acquire the outstanding shares of REG in an all-cash transaction valued at $3.15 billion, or $61.50 per share.

The acquisition combines REG’s growing renewable fuels production and leading feedstock capabilities with Chevron’s large manufacturing, distribution and commercial marketing position.

“REG was a founder of the renewable fuels industry and has been a leading innovator ever since,” said Chevron Chairman and CEO Mike Wirth. “Together, we can grow more quickly and efficiently than either could on its own.”

The transaction is expected to accelerate progress toward Chevron’s goal to grow renewable fuels production capacity to 100,000 barrels per day by 2030 and brings additional feedstock supplies and pre-treatment facilities. After closing of the acquisition, Chevron’s renewable fuels business, Renewable Fuels - REG, will be headquartered in Ames, Iowa. In addition, CJ Warner is expected to join Chevron’s Board of Directors.

“This transaction delivers premium cash value to shareholders and will give us additional resources as we aim to accelerate growth and strengthen our collective ability to deliver the sustainable fuels our customers and the world need,” said CJ Warner, REG president & CEO. “Our employees’ hard work and dedication have built a fantastic renewable fuels company and made this transaction possible. We look forward to joining Chevron’s team.”

The transaction is expected to be accretive to Chevron earnings in the first year after closing and accretive to free cash flow after start-up of REG’s Geismar expansion.

Transaction Details

The acquisition consideration is 100 percent cash. Total enterprise value of $2.75 billion includes a net cash position around $400 million greater than debt.

The transaction has been approved by the Boards of Directors of both companies and is expected to close in the second half of 2022. The acquisition is subject to REG shareholder approval. It is also subject to regulatory approvals and other customary closing conditions.

The transaction price represents a premium of around 57% on a 30-day average based on closing stock prices on February 25, 2022.

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Advisors

Goldman Sachs & Co. LLC is acting as financial advisor to Chevron. Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor to Chevron. Guggenheim Securities, LLC is acting as financial advisor and Latham & Watkins LLP is acting as legal advisor to REG.

Conference Call

Chevron will conduct a conference call on Monday, February 28, 2022, at 11:00 a.m. ET to discuss the transaction.

A webcast of the discussion will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section, or by calling 800-822-4794 and providing the conference ID 5949818. Additional materials will be available under “Events and Presentations” in the “Investors” section on the Chevron website.

About Chevron

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to achieving a more prosperous and sustainable world. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We are focused on lowering the carbon intensity in our operations and seeking to grow lower carbon businesses along with our traditional business lines. More information about Chevron is available at www.chevron.com.

About Renewable Energy Group

Renewable Energy Group is leading the energy and transportation industries’ transition to sustainability by converting renewable resources into high-quality, sustainable fuels. REG is an international producer of sustainable fuels that significantly lower greenhouse gas emissions to immediately reduce carbon impact. REG utilizes a global integrated procurement, distribution, and logistics network to operate 11 biorefineries in the U.S. and Europe. In 2020, REG produced 519 million gallons, or 1.7 million metric tons, of cleaner fuel delivering 4.2 million metric tons of carbon reduction. REG is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future.

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Investor Contacts:

Roderick Green

Chevron

invest@chevron.com

Todd Robinson

REG

515-766-8906

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Media Contacts:

Tyler Kruzich

Chevron

925-549-8686

tkruzich@chevron.com

Katie Stanley

REG

515-357-8095

NOTICE

As used in this document, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs. Terms such as “resources” may be used in this document to describe certain aspects of Chevron’s portfolio and oil and gas properties beyond the proved reserves. For definitions of, and further information regarding, this and other terms, see the “Glossary of Energy and Financial Terms” on pages 24 through 25 of Chevron’s 2021 Supplement to the Annual Report available at chevron.com. All materials are posted on chevron com under the headings “Investors,” “Events & Presentations.”

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document contains forward-looking statements. These forward-looking statements generally include statements regarding the potential transaction between Chevron and Renewable Energy Group, Inc. (“REG”), including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction (including anticipated accretion to earnings and free cash flow and anticipated EBITDA), future opportunities, and any other statements regarding Chevron’s or REG’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the companies’ control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date thereof. Unless legally required, Chevron and REG undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include the ability to obtain the requisite REG stockholder approval; uncertainties as to the timing to consummate the potential transaction; the risk that a condition to closing the potential transaction may not be satisfied; the effects of disruption to Chevron’s or REG’s respective businesses; the effect of this communication on Chevron’s or REG’s stock prices and REG’s ability to retain and hire key personnel and

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maintain relationships with its customers, suppliers and others with whom it does business; the effects of industry, market, economic, political or regulatory conditions outside of Chevron’s or REG’s control; Chevron’s ability to achieve the benefits from the proposed transaction; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against REG and Chevron; and unknown liabilities. Other important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil, natural gas and feedstock prices and demand for the companies' products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the companies operate; public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics, and any related government policies and actions; disruptions in the companies’ global supply chain, including supply chain constraints and escalation of the costs of goods and services; changing economic, regulatory and political environments in the various countries in which the companies operate; general domestic and international economic and political conditions; changing refining, marketing and chemicals margins; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; the results of operations and financial condition of the companies’ suppliers, vendors, partners and equity affiliates, particularly during the COVID-19 pandemic; the inability or failure of Chevron’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the companies’ operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the companies’ control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures to limit or reduce greenhouse gas emissions; the potential liability resulting from pending or future litigation; Chevron’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on the scope of the companies’ operations; foreign currency movements compared with the U.S. dollar; material reductions in corporate liquidity and access to debt markets; the receipt of required Board authorizations to implement capital allocation strategies, including future stock repurchase programs and dividend payments; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; Chevron’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 20 through 25 of Chevron’s Annual Report on Form 10-K for the year ended December 31, 2021 and in other subsequent filings with the U.S. Securities and Exchange Commission (“SEC”), as well as the factors set forth under the heading “Risk Factors” of REG’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 and REG’s Annual Report on Form 10-K for the year ended December 31, 2020 and in other subsequent filings with the SEC. Other unpredictable or unknown factors not discussed in this document could also have material adverse effects on forward-looking statements.

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Additional Information and Where to Find It

This communication is being made in respect to the proposed transaction involving REG, Cyclone Merger Sub Inc. (“Merger Subsidiary”) and Chevron. A meeting of the stockholders of REG will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. REG expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of REG and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF REG ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REG AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by REG with the SEC at the SEC’s website at www.sec.gov.

REG and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of REG’s stockholders in connection with the proposed transaction will be set forth in REG’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by REG’s stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You may also find additional information about REG’s directors and executive officers in REG’s definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 5, 2021 and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

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